UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 25, 2007, the Board of Directors of RTW, upon the recommendation of the Compensation Committee, adopted the RTW, Inc. 2007 Profit Sharing Plan (“Plan”). The Plan, which is not a qualified plan under ERISA, establishes pools that will result in payouts to RTW’s non-executive and executive employees.
Under the Plan, RTW has established specified three separate threshold levels of pre-tax income. The members of the management executive team are entitled to a cash bonus only if the Company achieves the second threshold of pre-tax income. Once this second threshold is achieved, approximately 30% of the amount by which pre-tax income exceeds the second threshold will be paid into a pool (“General Pool”) to be distributed to all employees of RTW, including members of the management executive team, on a pro rata basis, based on salary.
Once RTW achieves the third pre-tax income threshold,
(i)	20% of the amount by which RTW exceeds the third threshold will be paid into the General Pool, and

(ii)	30% of the amount by which RTW exceeds the third threshold will be paid into a separate management executive team pool (“Executive Pool”).
Payout under this Executive Pool will be allocated to members of the RTW management executive team at the discretion of the Board of Directors.
If RTW achieves, but does not exceed, the third threshold, then each member of the management executive team would receive a profit sharing payment of approximately 3% of base salary.
In addition, if RTW achieves the third threshold, each member of the Executive Team would receive an Equity Award of a stock option agreement for 15,000 shares, vesting 50% immediately with the remaining 50% vesting on the first anniversary of the option grant. The Compensation Committee may, at its option, determine, rather than granting the Equity Award in stock options, to grant the Equity Award in restricted stock grants or other equity awards having a value equal to the stock option grant.
The members of the management executive team participating in the 2007 Profit Sharing Plan are
Jeffrey B. Murphy, President and Chief Executive Officer
Alfred L. LaTendresse, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
*Thomas J. Byers, Executive Vice President — Sales and Marketing
Keith D. Krueger, Vice-President — Chief Operating Officer
Patricia A. Sheveland, Vice President — Product Development, Quality and Compliance
David M. Dietz, Vice-President — Business Development

*	Mr. Byers only participates in the Equity Award portion under the 2007 Profit Sharing Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: May 1, 2007	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)